                                                   EXHIBIT 8 (K)


                                WIRING AGREEMENT

     THIS AGREEMENT, dated as of June 20, 1987 (the "date of this Agreement"), among STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation ("State Street"), GOLDMAN, SACHS & CO., a New York limited partnership ("Goldman"), and THE NORTHERN TRUST COMPANY, an Illinois banking corporation ("Northern").

     WHEREAS, State Street has been appointed custodian for Institutional Liquid Assets, a Massachusetts business trust ("ILA");

     WHEREAS, State Street desires Northern to act as its sub-custodian pursuant to the Custodian Agreement (the "Custodian Agreement") dated December 27, 1978, as amended, between State Street and ILA and to perform the services hereinafter provided relating to maintaining the accounts referred to herein, the receipt and transmission of funds by Federal Reserve wire in connection with the purchase and redemption of units of ILA and the distribution of dividends to unitholders of ILA;

     WHEREAS, Goldman is the investment adviser and distributor for ILA and will be providing certain Instructions (as such term is defined in Articles 4 and 5 hereof) in such capacities to Northern and State Street in connection with such wires;

     WHEREAS, although Goldman will be giving Instructions to Northern and State Street pursuant to this agreement, it is understood that Goldman shall be giving such Instructions to Northern and State Street in its capacities as investment adviser and distributor and that neither Northern nor State Street shall be deemed to be the agent of Goldman; and

     WHEREAS, Northern is willing to perform the services referred to above upon the terms and conditions hereinafter stated.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

1.00  FUNDS RECEIVED IN PURCHASE OF UNITS.
      -----------------------------------

     1.01  Transfer of Remittances Received in Collected Federal Funds to State
           --------------------------------------------------------------------
     Street.
     ------

          Northern will receive remittances in purchase of units of ILA by Federal Reserve wire from existing and prospective unitholders of ILA. Remittances for ILA received by Northern in collected federal funds before 4:45 p.m, Chicago time, or such other time as may be agreed upon, on each "Business Day" (as such term is defined in Article 7 hereof) will be transferred periodically during such Day to State Street by Federal Reserve wire for crediting to ILA's custodial account pursuant to and in accordance with Instructions from Goldman. Remittances received by Northern in collected federal funds on any Business Day that are not transferred to State Street by Federal Reserve wire on the same Business Day will be so transferred as early as practicable on the following Business Day upon Instructions from Goldman. Northern shall make available to Goldman by 9:00 a.m., Chicago time, on each Business Day information concerning the amount of any federal funds received by Northern on the preceding Business Day that were not transferred to State Street on such preceding Business Day. The phrase "received by Northern", or its equivalent, wherever appearing in this Agreement means received by Northern in Chicago unless otherwise indicated.

     1.02  Delayed Transfers. Remittances in purchase of units of ILA available
           -----------------
     for transfer to State Street by Northern as hereinbefore provided which are being held pending transfer by Northern as described in Section 1.01 will be deposited in an account in the name of State Street as custodian for ILA as described below (the "Purchase Account"). If all of the funds in the Purchase Account are not transferred to State Street on the same day such funds that were not so transferred pending transfer of such funds to State Street on the same day such funds are received by Northern, Northern shall be penalized and shall be liable to State Street for a penalty with respect to all or such portion of such funds that were not so transferred pending transfer of such funds to State Street and Northern shall be responsible for the safekeeping of such funds. Such penalty shall be computed using the Federal Funds rate Less Reserves (as such term is defined in Article 7) applicable to each day of the period for which such penalty shall be payable as such Rate may change from day to day during such period. Northern will transfer such funds as soon as practicable upon receipt of Instructions from Goldman and such penalty as soon as practicable upon receipt of Instructions from State Street.

     1.03  Advice to Goldman, Sachs & Co. Regarding Remittances.  Periodically
           ----------------------------------------------------
     during each Business Day, Northern will make available to Goldman information concerning all remittances received on that same day or, at Goldman's request only, on the immediately preceding Business Day. Computer-generated written advice of remittances will be provided to Goldman upon request on the next Business Day. Where such information is made available on the same day on which the transaction occurs, the information is subject to verification by Northern's overnight balancing activities. Northern shall make available to Goldman the particulars of any changes made to such

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

     information as a consequence of such verification process at or before 9:00 a.m. Chicago time on the next Business Day.

     1.04  Handling of Remittances.  In handling remittances for purchases of
           -----------------------
     units of ILA and in dispositions thereof, Northern will act solely as a sub-custodian for State Street and will observe normal and customary banking practices to such end. Except as provided in Section 1.02, Northern will suffer no liability to any person or party whatsoever in connection with handling such remittances and dispositions provided that it has performed its function with respect thereto without negligence or misconduct and in good faith. Without limiting the generality of Section 1.02, if due to negligence or other misconduct, equipment or power failure, Acts of God, labor problems, or acts or omissions of third parties, Northern has failed to transfer funds in the correct amount by the time specified in this article 1 and if collected federal funds were received by Northern by the times specified in this Article 1, Northern shall be liable to State Street for the penalty described in Section 1.02 and for safekeeping such funds as described in such Section, but Northern shall suffer no further liability under this Agreement (including but not limited to sections 7.06 and 7.12), including consequential damages.

     1.05  Request for Instructions.  Northern may, when in doubt as to the
           ------------------------
     disposition of any remittance, ask Goldman for Instructions as to proper disposition thereof, and Goldman shall use its best efforts to promptly provide such Instructions.

     2.00  REDEMPTIONS AND CASH DIVIDENDS - REMITTANCE OF PROCEEDS BY WIRE.
           ---------------------------------------------------------------

     2.01  Redemption Advice.  It is contemplated that unitholders of ILA will
           -----------------
     request from time to time to the redemption of all or a portion of their units and that certain of such unitholders will request the payment of dividend to them in cash rather than additional units of ILA. The funds required for such redemptions or dividend payments will be remitted to each unitholder so requesting by Federal Reserve wire (unless unavailable) to such unitholder's designated bank account. Such redemptions and dividend payments will be governed by this Article.

     2.02  Processing of Redemption Requests and Cash Dividend Payments. Goldman
           ------------------------------------------------------------
     will aggregate information concerning individual redemption requests advised to it and will provide Northern with Instructions concerning such requests periodically during each Business Day. In addition, Goldman will provide Northern with Instructions concerning the amount of cash dividends payable to unitholders of ILA at such times during the year as provided in ILA's then current Prospectus and Statement of Additional Information. The Instructions concerning redemption requests and cash dividends described above are hereinafter referred collectively as "Wiring Instructions". If Northern receives electronic Wiring Instructions (including an Approval with respect thereto, as such term is defined in Section 4.02) or telephonic Wiring Instructions from Goldman by 3:30 p.m., Chicago time

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

     (in the case of electronic Instructions), or 3:45 p.m., Chicago time (in the case of telephonic Instructions) on a given Business Day with respect to redemption requests and the corresponding funds from State Street by the time specified in Section 2.03, Northern shall transmit the funds referred to in such Instructions as early as practicable on such Day. If Northern receives written Wiring Instructions with respect to redemption request and the corresponding funds from State Street by the time specified in Section 2.03, Northern shall use its best efforts to transmit the funds referred to in such Instructions as early as practicable on such Day. If Northern receives electronic Wiring Instructions (including an Approval with respect thereto) or telephonic Wiring Instructions from Goldman by 9:00 a.m., Chicago time, on a given Business Day with respect to cash dividends and the corresponding funds from State Street by the time specified in Section 2.03, Northern shall transmit the funds referred to in such Instructions as early as practicable on such Day. If Northern receives written Wiring Instructions on a given Business Day with respect to cash dividends and the corresponding funds from State Street by the time specified in Section 2.03, Northern shall use its best efforts to transmit the funds referred to in such Instructions as early as practicable on such Day. For purposes of the preceding four sentences, Northern shall be deemed to have received "the corresponding funds from State Street by the time specified in Section 2.03" if Northern receives Instructions pursuant to Section 2.06 to transfer such funds from the Purchase Account to the Disbursement Account (as such term is defined in Section 2.03) by such time. If Northern receives Wiring Instructions (including, where applicable, an Approval with respect thereto) and funds on a given Business Day but does not either transmit such funds in the correct amounts on such Day or, pursuant to Instructions from Goldman, transmit such funds to State Street, then Northern shall be penalized and shall be liable to the intended recipients of such funds for a penalty with respect to all or such portion of such funds that were not so transmitted from the date on which they should have been transmitted until the date they are transmitted or until the Instructions to transmit the funds have been withdrawn. Such penalty shall be computed using the Federal Funds Rate Less Reserves applicable to each day of the period for which such penalty shall be payable as such Rate may change from day to day during such period.

     2.03  Redemption and Dividend Funds.  Not later than Northern's receipt or
           -----------------------------
     Wiring Instructions, or within a reasonable time thereafter, Goldman will provide Instructions to State Street as to the amount of funds required to pay the redemptions and/or dividends stated in such Wiring Instructions. State Street will promptly thereafter transfer such amount of funds in a collected federal funds by Federal Reserve wire to Northern for credit to the disbursement account in the name of State Street as custodian for ILA at Northern (the "Disbursement Account"). If State Street receives Instructions by 2:00 p.m., Chicago time, on a given Business Day, State Street shall transfer the amount of funds specified in such Instructions by 3:30 p.m., Chicago time, on such Day. If State Street so timely receives Instructions but does not either (i) transmit such amount of funds by such time or (ii) assuming there is such amount of funds in the Purchase Account, instruct Northern to transfer such amount of funds from the Purchase Account to the Disbursement Account by such time, then State Street shall, except to the extent ILA did not have adequate funds to be so transmitted or transferred, be liable (iii) in the case where State Street as custodian for ILA borrows such funds pursuant to
     Section 2.07, to ILA for compensation with respect to the amount of such borrowed funds from the date on which they were borrowed until the date on which they should have been repaid pursuant to Section 2.07 or (iv) in all other cases, to the intended recipients of such funds who do not receive them on such Business Day for compensation with respect to all or such portion of such funds that were not so transmitted from the date on which they should have been timely transmitted until the date they are transmitted or until the Instructions to transmit the funds have been withdrawn. Such compensation shall be computed using the Federal Funds Rate Less Reserves applicable to each day of the period for which such compensation shall be payable as such Rate may change from day to day during such period. Upon receipt of such funds by Northern in the Disbursement Account, Northern will promptly transfer by Federal Reserve wire in collected federal funds the redemption or dividends amounts, as the case may be, to the designated bank accounts of the respective unitholders stated in the applicable Wiring Instructions. If Northern does not receive a sufficient amount of funds to pay all of the redemptions and/or dividends specified in the Wiring Instructions, it shall use its best efforts to promptly so inform Goldman and State Street.

     2.04  Handling Wire Redemptions and Dividend Payments.  In making transfers
           -----------------------------------------------
     of redemption or cash dividend funds by wire pursuant to wiring Instructions from Goldman, Northern will act solely as a sub-custodian for State Street and will observe normal and customary banking practices to such end. Except as provided in Section 2.02 and in this Section, Northern will suffer no liability to any person or party whatsoever in connection with such transfers provided that it has performed its function with respect thereto without negligence or misconduct and in good faith. In the event that Northern fails to transfer funds or transfers them in a less than correct amount by the time specified in this Article 2 and if collected federal funds were received by Northern by the time specified in this Article, Northern shall be penalized and shall be liable to the intended recipient of such funds for the penalty as described in Section
     2.02 and Northern shall be responsible for the safekeeping of such funds, but Northern shall suffer no further liability under this Agreement (including but not limited to Sections 7.06 and 7.12), including consequential damages. In the event that Northern transfers funds pursuant to this Article 2 in a greater than correct amount or to an incorrect party, Northern shall be liable for the amount of such funds transferred in a greater than correct amount or to an incorrect party if Northern is unable to recover such funds by the next Business Day, but Northern shall no further liability under this Agreement (including but not limited to Sections 7.06 and 7.12), including any consequential damages resulting from making such transfer.

     2.05  Late Transfers.  In the event Northern or State Street does not
           --------------
     transfer funds by the times specified in Sections 2.02 and 2.03, respectively, they shall transfer such funds as soon as practicable thereafter.

     2.06  Transfers from Purchase Account.  In the event State Street does not
           -------------------------------
     transfer an amount of funds to Northern that is sufficient to complete the Wiring Instructions by the time provided in Section 2.03, Goldman may give Instructions to Northern or State Street may give Instructions (as such term is defined in Article 6 hereof) to Northern to transfer funds then credited to the Purchase Account to the Disbursement Account.

     2.07  Loans By Northern.  In the event State Street does not transfer an
           -----------------
     amount of funds to Northern that is sufficient to complete the Wiring Instructions by the time provided in Section 2.03, upon Instructions from both Goldman and State Street, Northern shall have the option, but not the obligation, to lend to State Street as custodian for ILA all or part of the funds that would be sufficient to complete such Wiring Instructions. The interest rate on the loan shall be the Federal Funds Rate Less Reserves and such interest shall accrue each day based on the principal amount of the loan outstanding. The accrued interest and the principal amount of the loan shall be repaid to Northern on the next Business Day. State Street as custodian for ILA (and not in an individual capacity) agrees to borrow such amounts on behalf of ILA upon instructions from ILA at the interest rate and other terms specified in this Section.

     2.08  Returned Wires.  Redemption or dividend funds wired by Northern to
           --------------
     the designated bank account of any unitholder which are returned to Northern will be held by Northern in the Disbursement Account pending further Instructions from Goldman. Northern shall use its best efforts to promptly advise Goldman of the existence of any such returned funds.

     3.00  FEES
           ----

     3.01  Fees to be Received by Northern.  For the services performed by
           -------------------------------
     Northern as provided by this Agreement, State Street agrees to pay Northern such fees on a transaction basis at such times and in such manner as may from time to time be agreed upon by and between State Street and Northern. Such fees as currently in effect are set forth on Exhibit A.

     4.00  INSTRUCTIONS FROM GOLDMAN, SACHS & CO. TO NORTHERN.
           --------------------------------------------------

     4.01  Service Specifications.  Instructions and the procedures followed by
           ----------------------
     Northern and Goldman in connection with such instructions shall conform to the written service specifications ("Specifications") as established between Northern and Goldman except to the extent that such Specifications are inconsistent with this Agreement.

     4.02  Electronic Instructions.  Northern shall be deemed to have received
           -----------------------
     instructions ("Instructions") from Goldman upon receipt of electronic Instructions as described in this Section 4.02 Northern may assume that electronic Instructions received from Goldman are genuine electronic Instructions if received in accordance with the terms of this Agreement and the Specifications, including security identification sequences.
     Electronic Instructions shall be deemed to be received by Northern when the message to be sent has been entirely received and acknowledge in accordance with the Specifications. Goldman may issue additional electronic Instructions approving such Instructions as initially received. Such additional Instructions approving such Instructions as initially received are hereinafter referred to as the "Approval." The Approval may be issued by Goldman either with respect to single Instruction as initially received or as to a group of such Instructions. An electronic Instruction will not be executed by Northern until an Approval is received with respect to such Instruction.

     4.03  Telephonic Instructions.  Northern shall be deemed to have received
           -----------------------
     instructions ("Instructions") from Goldman upon receipt of telephonic Instructions given by one or more persons who have been authorized pursuant to Section 4.06 by a general partner of Goldman to give the particular class of Instructions in question. Northern shall verify all telephonic Instructions by telephoning as practicable a person that is so authorized to give such Instructions other than the authorized person who initiated such Instructions, except in the case of so-called "repetitive transfers" where the identity of the transferor and the identity and bank account of the transferee shall have been communicated to Northern in an Instruction given by one or more persons who have been authorized by a general partner of Goldman to give such class of Instructions. In cases where verification is required (i.e., those situations not involving such "repetitive transfers") Northern shall not be deemed to have received a telephonic Instruction until such Instruction has been so verified.

     4.04  Written Instructions.  Northern shall be deemed to have received
           --------------------
     instructions ("Instructions") from Goldman upon receipt of written instructions (including receipt by telecopier), provided that such written instructions are signed by at least two of the persons who have been authorized pursuant to Section 4.06 by a general partner of Goldman to give the particular class of Instructions in question.

     4.05  Security. Northern will assign unique security information to Goldman
           ---------
     and unique security information to each person who has been authorized pursuant to Section 4.06 by a general partner or an authorized employee (as such term is defined in such Section) of Goldman to give Instructions. Such security information shall be kept confidential by Northern and by Goldman. Without limiting the generality of the foregoing, such security information shall be disclosed by Northern only to the person authorized pursuant to Section 4.06 by a general partner or an authorized employee of Goldman to receive such security information and such security information shall be forwarded by Northern to such person in a sealed envelope marked "Confidential." If Goldman gives a telephonic or written Instruction to Northern to delete specified security information assigned to a given person or persons, Northern will immediately delete such security information so such information is no longer able to be used for issuing Instructions and, upon receipt of authorization pursuant to
     Section 4.06, Northern will promptly issue new security information to the affected person or persons in accordance with the Specifications. Any such telephonic Instruction will be confirmed by Goldman in writing within five Business Days. If such Instruction is not so confirmed, the validity of the Instruction shall not be affected and Northern shall use its best efforts to promptly request that such Instruction be so confirmed.

     4.06  Instructions Generally.  All Instructions from Goldman to Northern
           ----------------------
     shall conform to the procedures in general use by Northern, provided that
     (i) Northern shall have informed Goldman of such procedures in writing prior to the date of this Agreement; (ii) Northern shall inform Goldman in writing at least ten Business Days in advance of any changes in such procedures; and (iii) such procedures are not inconsistent with the terms of this Agreement. Different persons may be authorized by Goldman to give Instructions for different purposes, and Instructions may be general or specific in terms. Written advice signed by a general partner of Goldman may be received and accepted by Northern as conclusive evidence of the authority of an employee of Goldman (an "authorized employee") to (iv) give Instructions of the class or classes so designated, (v) receive security information of the type or types so designated or (vi) advise Northern as to additional persons who are authorized to (A) give Instructions of the class or classes so designated or (B) receive security information of the type or types so designated. Written advice signed by an employee of Goldman given the authority described in clause (vi) of the preceding sentence may be received and accepted by Northern as conclusive evidence of the authority of any additional persons to (vii) give Instructions of the class or classes so designated or (viii) receive security information of the type or types so designated. The written advice described in the two preceding may be considered by Northern to be in full force and effect until receipt or written or telephonic Instructions to the contrary.
     Any such telephonic Instruction will be confirmed by Goldman in writing within five Business Days. If such Instruction is not so confirmed, the validity of the

     Instruction shall not be affected and Northern shall use its best efforts to promptly request that such Instruction be so confirmed.

     5.00  INSTRUCTIONS FROM GOLDMAN, SACHS & CO. TO STATE STREET
           ------------------------------------------------------

     5.01  Written Instructions.  State Street shall be deemed to have received
           --------------------
     instructions ("Instructions") from Goldman upon receipt of written instructions (including receipt by telecopier), provided that such instructions are signed by at least two of the persons who have been authorized by a general partner of Goldman to give the particular class of Instructions in question.

     5.02  Telephonic Instructions.  State Street shall be deemed to have
           -----------------------
     received instructions ("Instructions") from Goldman upon receipt of telephonic Instructions given by one or more persons who have been authorized by a general partner of Goldman to give the particular class of Instructions in question. Two or more of the persons designated by Goldman to give telephonic Instructions shall promptly confirm such telephonic in writing to State Street. If State Street receives an Instruction that it has reason to believe conflicts with another Instruction, it shall use its best efforts to seek clarification from Goldman and State Street shall halt such affected transaction to the extent possible if Goldman agrees to hold State Street harmless for any costs or liabilities incurred as a result of halting such transaction.

     5.03  Instructions Generally.  Different employees of Goldman may be
           ----------------------
     authorized by Goldman to give Instructions for different purposes, and Instructions may be general or specific in terms. Written advice signed by a general partner of Goldman may be received and accepted by State Street as conclusive evidence of the authority of any such persons to give Instructions and may be considered to be in full force and effect until receipt of written notice to the contrary.

     6.00  INSTRUCTIONS FROM STATE STREET TO NORTHERN.
           ------------------------------------------

     6.01  Written Instructions.  Northern shall be deemed to have received
           --------------------
     instructions ("Instructions") from State Street upon receipt of written instructions (including receipt by telecopier) provided that such Instructions are signed by at least two of the persons who have been authorized by an officer of State Street to five the particular class of Instructions in question.

     6.02  Telephonic Instructions.  Northern shall be deemed to have received
           -----------------------
     instructions ("Instructions") from State Street upon receipt of telephonic Instructions given by one or more persons who have been authorized by an officer of State Street to give the particular class of Instructions in question. Northern shall verify all telephonic Instructions by telephoning as soon as practicable a person that is so authorized to give such Instructions other than the authorized person who initiated such Instructions. In such case, Northern shall not be deemed to have received a telephonic Instruction until such Instruction has been so verified.

     6.03  Instructions Generally.  All Instructions from State Street to
           ----------------------
     Northern shall conform to the procedures in general use by Northern, provided that (i) Northern shall have informed State Street of such procedures in writing prior to the date of this Agreement; (ii) Northern shall inform State Street in writing at least ten Business Days in advance of any changes in such procedures; and (iii) such procedures are not inconsistent with the terms of this Agreement. Different persons may be authorized by State Street to give Instructions for different purposes, and Instructions may be general or specific in terms. Written advice signed by an officer of State Street may be received and accepted by Northern as conclusive evidence of the authority of any such persons to give Instructions and may be considered to be in full force and effect until receipt of written notice to the contrary.

     7.00  GENERAL PROVISIONS
           ------------------

     7.01  Federal Reserve Deadlines and Policies.  Notwithstanding that
           --------------------------------------
     Northern and State Street have committed in Articles 1 and 2 that if funds and Instructions (including an Approval with respect thereto, where applicable) are received by certain specified times, then they shall transmit funds by certain specified times, it is understood that it may at times not be possible for them to transmit the funds by the specified time because of Federal Reserve system failures, Federal Reserve policies, as such policies may be in effect from time to time, and changes in Federal Reserve deadlines regarding the Federal Reserve wire transfer system. Nonetheless, Northern and State Street shall be liable for paying a penalty or compensation, whichever the case may be, with respect to such funds as contemplated by Articles 1 and 2.

     7.02  Best Efforts.  If a party to this Agreement does not receive funds or
           ------------
     Instructions (Including an Approval with respect thereto, where applicable) on a timely basis, it is nonetheless understood that such party shall use its best efforts to transfer the funds or make available information by the time of the applicable deadline or as soon thereafter as practicable. If Goldman has reason to believe that it may not be able to issue Instructions on a timely basis, it will use its best efforts to alert Northern or State Street, as applicable, concerning this inability.

     7.03  Remedies Cumulative.  Except where expressly provided to the contrary
           -------------------
     in this Agreement, all remedies herein specified are cumulative and additional to all remedies provided by applicable law.

     7.04  Duration and Termination.  Any party hereto may terminate this
           ------------------------
     Agreement at any time provided that (i) such termination does not become effective until on or after the first anniversary of the date of this Agreement and (ii) written notice of such termination is given a least 120 days before the effective date of such termination.
     Prior to the first anniversary of the date of this Agreement, if another party (iii) has breached its representations and warranties under this Agreement, (iv) has been given written notice of such breach and (v) is not in compliance with its representations and warranties under this Agreement within 30 days after receipt of such notice, then the party giving such notice may terminate this Agreement effective 30 days after the giving of written notice to such effect to the other parties hereto. Notwithstanding the foregoing, State Street may at any time terminate this Agreement if it no longer serves as custodian for ILA, and Goldman may at any time terminate this Agreement if it no longer serves as both investment adviser and distributor for ILA, provided that written notice of termination is given by the terminating party to the other parties hereto as soon as possible after it is determined that such party will no longer so serve ILA, such termination to become effective as of the date on which such party will no longer serve ILA. Any written notice given pursuant to this
     Section 7.04 shall be by mail or by any means of electronic transmission resulting in a written text, directed to the addresses provided in Section
     7.05. Upon the commencement of the liquidation of, receivership for, or filing of any voluntary or involuntary petition in bankruptcy or similar insolvency proceeding with respect to, any other party hereto, then in any such event, any party hereto may terminate this Agreement immediately effective upon the giving of written notice to such effect in the manner provided in the preceding sentence to all of the other parties hereto at the addresses specified in Section 7.05 below. No termination of this Agreement as provided in this Section will affect the rights or remedies of the parties hereto with respect to any conduct, event or occurrence taking place prior to the time such termination becomes effective.

     7.05  Addresses.  All written Instructions, notices and other
           ---------
     communications shall be addressed as follows or to such other address as a party may hereafter specify:

           (a)   If to Northern:

                            The Northern Trust Company
                            50 South Lasalle Street
                            Chicago, Illinois 60675
                            Attention:   Electronic Banking Services Division-
                                         Wire Transfer Services
                                         N-3

           (b)   If to State Street:

                            State Street Bank and Trust Company
                            Mutual Fund Services
                            P.O. Box 1713

                            Boston, Massachusetts 02105
                            Attention:  John Ricciuti

           (c)   If to Goldman, Sachs & Co.:

                            Goldman, Sachs & Co.
                            Funds Group
                            4900 Sears Tower
                            Chicago, Illinois 60606
                            Attention:   Nancy L. Mucker

     7.06  Representations and Warranties.  Goldman and State Street each
           ------------------------------
     represents and warrants that all functions to be performed by each of them, respectively, in this Agreement are fully authorized by the agreements governing the functions of each of them as investment adviser and distributor, on the one hand, and as custodian, on the other hand, for ILA. Northern represents and warrants that it has, and agrees to maintain, sufficient systems and equipment in good working order and capable of performing its obligations under this Agreement. Each of State Street and Northern represents and warrants that it has the corporate authority, and each of Goldman, State Street and Northern represents and warrants that it has the authority under its organizational documents, to enter into this Agreement and to perform its obligations hereunder.

     7.07  "Business Day".  The term "Business Day" as used in this Agreement
           ---------------
     refers to those days when all of Goldman, State Street, Northern and the Federal Reserve Bank of New York are open for business, which is Monday through Fridays except for holidays on which one or more of such organizations is closed.

     7.08  "Federal Funds Rate Less Reserves."  The term "Federal Funds Rate
           -----------------------------------
     Less Reserves" for a given day shall mean the effective federal funds rate for such day as determined by the Federal Reserve Bank of New York and published in H.15 Federal Reserve Statistical Release Selected Interest
               --------------------------------------------------------------
     Rates multiplied by the difference between 1 and the reserve requirement as
     -----
     defined and set by the Federal Reserve Board for transaction accounts and expressed in decimal form for such day applicable to the bank paying a penalty or compensation, whichever the case may be, pursuant to this Agreement. For example, if such effective federal funds rate for a given day is 5.00%, and the percentage reserve requirement for such day applicable to the bank paying a penalty or compensation, whichever the case may be, pursuant to this Agreement is 0.12, the applicable Federal Funds Rate Less Reserves is 5.00% times (1 - 0.12), which equals 5.00% times .88 which equals 4.40%. The numbers used in computing the Federal Funds Rate Less Reserves shall be expressed out to, and the federal Funds Rate Less Reserves shall be computed out to, four decimal places.

     7.09  Amendments.  This Agreement may be amended at any time upon the
           ----------
     written consent and approval of each of the parties hereto.

     7.10  Captions.  The captions employed with respect to Articles and
           --------
     sections in this Agreement are for convenient reference solely and will not affect the construction or interpretation hereof.

     7.11  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
     shall inure to the benefit of the parties hereto, their respective successors and assigns.

     7.12  Third Party Beneficiaries.  It is understood and agreed that the
           -------------------------
     entities referred to as the "intended recipients of such funds" in Sections 2.02, 2.03 and 2.04 shall be third party beneficiaries of this Agreement and that they shall be entitled to enforce the obligation of Northern (in the case of Sections 2.02 and 2.04) or State Street (in the case of Section 2.03), as applicable, to pay the penalty or compensation, whichever the case may be, referred to in such Sections.

     7.13  Exclusivity.  State Street agrees that, during the term of this
           -----------
     Agreement, it shall not appoint an agent or another sub-custodian to perform the duties Northern is assuming hereunder concerning the receipt and transmission of funds by Federal Reserve wire in connection with the purchase and redemption of units of ILA and the distribution of dividends to unitholders of ILA. State Street further agrees that, during the term of this Agreement, it will not perform such duties itself except where individual circumstances warrant on a case-by-case basis in order to effectively serve the interest of ILA or its unitholders.

     7.14  Governing Law.  The laws of the State of Illinois shall govern the
           -------------
     construction and interpretation hereof.

     7.15  Counterparts.  This Agreement may be executed in two or more
           ------------
     counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.16  Effectiveness.  This Agreement shall become effective five days after
           -------------
     receipt by both Northern and State Street of written notice from Goldman to such effect.

                                 *      *     *

                                                                      EXHIBIT  A
                                                                      ----------


                        AUTOMATED WIRE TRANSFER SERVICES


SERVICE                                              UNIT                    FEE
-------                                              ----                    ---
Outgoing Wire Transfer
----------------------
Cashline Repetitive                                  Transfer            $  3.00
Automated Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                            ----
                                                                TOTAL    $  4.75

Cashline Nonrepetitive                               Transfer            $  3.00
Automated Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                            ----
                                                                TOTAL    $  4.75

Cashline Internal                                    Transfer            $  3.00
Automatic Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                            ----
                                                                TOTAL    $  4.75

Incoming WireTransfer
---------------------
Incoming Transfer                                    Transfer            $  3.00
Automatic Credit                                     Transfer               1.50
Highspeed Notification                               Transfer                .25
                                                                            ----
                                                                TOTAL    $  4.75

                    ADDITIONAL CASH MANAGEMENT SERVICE FEES


SERVICE                                              UNIT                    FEE
-------                                              ----                    ---

MANUAL WIRE TRANSFER (TELEPHONE, WRITTEN REQUEST)
-------------------------------------------------
Manual Repetitive                                    Transfer            $  8.50
Automatic Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                           -----
                                                                Total:   $ 10.25

Manual Nonrepetitive                                 Transfer            $ 11.50
Automatic Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                           -----
                                                                Total:   $ 13.25

Internal Transfer Debit                              Transfer               4.00
Automatic Debit                                      Transfer               1.50
Highspeed Confirmation                               Transfer                .25
                                                                           -----
                                                                Total:   $  5.75

Internal Transfer Credit                             Transfer            $  4.00
Automatic Credit                                     Transfer               1.50
Highspeed Notification                               Transfer                .25
                                                                           -----
                                                                Total:   $  5.75

Cashline Information Reporting
---------------------------------------------
Timeshare Notification - Previous Day                Notif.                 4.00
Timeshare Line - Previous Day                        Line                    .50
Detail Base Charge                                   Month                 45.00

                                                                       EXHIBIT 1

                               September 1, 1989

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois 60675

State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen;

  Reference is made to the Wiring Agreement (the "Wiring Agreement") dated as of June 20, 1987 among The Northern Trust Company ("Northern"), State Street Bank and Trust Company ("State Street") and Goldman, Sachs & Co. ("Goldman") relating to Institutional Liquid Assets (the "Fund). Terms used herein which are defined in the Wiring Agreement have the same meaning herein as in the wiring Agreement.

  It is understood that Northern has requested to be indemnified for certain claims and that State Street is willing to do so, provided certain terms and conditions are met. Accordingly, the purpose of this letter is to confirm our understanding that the wiring Agreement is amended by the addition of a new
Section 7.17 as follows:

         "7.17  Indemnification of Northern.  Northern shall be indemnified and
                ---------------------------
         held harmless by State Street for any action taken by Northern in carrying out the terms and provisions of this Agreement if done in good faith and without negligence or misconduct on Northern's part and if done in accordance with normal and customary banking practices; provided that: (i) Northern shall not be entitled to be indemnified or held harmless to the extent Northern is liable to the intended recipients of funds pursuant to Section 2.02 or 2.04 hereof; (ii) Northern will use all reasonable care to identify and notify State Street and the Fund promptly concerning any situation which presents, or appears likely to present, the probability of a claim for indemnification against State Street under this Section; and (iii) in any case in which State Street may be asked to so indemnify and hold harmless Northern, State Street and the fund shall have been fully and promptly advised of all pertinent facts known to Northern concerning the situation in question. State Street or the Fund, using counsel of its choice, shall have the option to defend Northern in any claims, actions, suits or other proceedings which may be a subject of a claim for

The Northern Trust Company
State Street Bank and Trust Company
September 1, 1989
Page 2

          indemnification against State Street under this Section and both State Street and the Fund shall be given timely notice by Northern to permit exercise of that option as early as possible with respect to such proceeding. In the event State Street or the Fund elects to defend Northern, State Street or the Fund will so notify Northern, and thereupon State Street or the Fund shall take over complete defense of the proceeding, and thereafter Northern shall incur no further legal or other expenses for which it shall be entitled to be indemnified and held harmless by State Street. Northern shall not confess any claim or make any compromise in any case in which State Street will be asked to indemnify and hold harmless Northern, except with State Street's
          and the Fund's prior written consent.   It is understood that the Fund
          has agreed to indemnify and hold harmless State Street for any amount that it pays to Northern in accordance with this Section 7.17, provided certain terms and conditions are met. Notwithstanding anything herein to the contrary, this Section 7.17 shall not confer the right upon Northern to be indemnified or held harmless with respect to any claims, actions, suite or other proceedings made or brought by State Street (including claims under Sections 1.02 and 1.04 hereof), Goldman or the Fund."

              Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                      Very truly yours,
                                      GOLDMAN, SACHS & CO.

                                      By:
                                         ------------------------------
                                      Its:  General Partner

THE NORTHERN TRUST COMPANY

By:
    -----------------------------
Its:
    -----------------------------


STATE STREET BANK AND TRUST COMPANY

By:
    -----------------------------
Its:
    -----------------------------

                         September 1, 1989



State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts 02171

Ladies and Gentlemen:

          Reference is made to the Custodian Agreement (as amended, the "Custodian Agreement") dated December 27, 1978 between Institutional Liquid Assets (the "Fund") and State Street Bank and Trust Company ("State Street"). Terms used herein which are defined in the Custodian Agreement have the same
meaning herein as in the Custodian Agreement.    Reference is also made to the
Wiring Agreement (the "Wiring Agreement") dated as of June 20, 1987 among State Street, the Northern Trust Company ("Northern") and Goldman, Sachs & Co. pursuant to which State Street has employed Northern as its sub-custodian to perform certain services relating to the receipt and transmission of funds by Federal Reserve wire in connection with the purchase and redemption of units of the Fund and the distribution of dividends to the Fund's unitholders.

          The Fund understands that the Wiring Agreement has today been amended to provide Northern with certain indemnification rights against State Street, provided Northern complies with certain terms and conditions. A copy of such amendment is attached hereto as Exhibit 1.

The purpose of this letter is to confirm our understanding that, in connection with the above-referenced amendment of the wiring Agreement, the Custodian Agreement is amended by the addition of a new (S)10C as follows:

             "C.  Indemnity Regarding Northern.  State Street shall be
                  ----------------------------
          indemnified and held harmless by the Fund for any amount which State Street pays to The Northern Trust Company (`Northern") as indemnification in accordance with Section 7.17 of the Wiring Agreement the "Wiring Agreement") dated as of June 20, 1987, as amended, among State street, Northern and Goldman, Sachs & Co.; provided that in any case in which the Fund may be asked to indemnify and hold harmless State Street pursuant to this 10C, the Fund shall have been fully and promptly advised of all pertinent facts known to State Street concerning the situation in question. In any case in which State Street or the Fund have the option to defend Northern in any claim, action, suit or other proceeding which

State Street Bank and Trust Company
September 1, 1989
Page 2

          may be a subject of State Street's indemnification and hold harmless of Northern under Section 7.17 of the Wiring Agreement, the Fund may elect to take over the complete defense of the proceeding using counsel of its choice. In the event that the Fund notifies State Street that the Fund is electing to take over such defense, State Street shall immediately give notice to Northern to such effect and, unless otherwise requested by the Fund, State street shall not participate in the defense of such proceeding or incur further legal or other expenses in connection therewith. In the event that the Fund notifies State Street that the Fund notifies State Street that the Fund believes it is advisable to consent to Northern's confessing a claim or making a compromise in a case which may be a subject of State Street's indemnification and hold harmless of Northern under Section
          7.17 of the Wiring Agreement, State Street shall immediately so consent. (S)10B shall be inapplicable to any matter covered by this
          (S)10C. In addition, (S)10B shall be inapplicable to the matters referred to in Sections 2.03(iii) and (iv) of the Wiring Agreement."

          This letter agreement is executed by or on behalf of the Fund and the obligations hereunder or referred to herein are not binding upon any of the Trustees, officers or Unitholders of the Fund individually, but are binding only upon the Fund and its assets and property.

          Please confirm your agreement to the foregoing by executing and returning the enclosed copy of this letter.

                                    Very truly yours,

                                    INSTITUTIONAL LIQUID ASSETS


                                    By: /s/ Nancy Mucker
                                        ------------------------
                                    Its: Vice President
                                        ------------------------

STATE STREET BANK
AND TRUST COMPANY


By: /s/ Thomas E. Swedelund
    -----------------------
Its: Vice President
    -----------------------